UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: February 23, 2006

MANGAPETS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

000-27407 (Commission File Number)	98-0187705 (IRS Employer Identification Number)

Roderick Shand, Chief Executive Officer

Suite 440-375 Water Street, Vancouver, British Columbia, Canada V6B 5C6
(Address of principal executive offices)

(604) 725-4160
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On January 5, 2005, Integrity Securities, LLC (“Claimant”) initiated an arbitration action against Mangapets, Inc., (“Company”) pursuant to the Financial Consulting Services Agreement (“Agreement”), dated December 6, 2002. The purpose of the arbitration was to determine whether: (i) the Claimant was owed “damages” under the Agreement, and whether (ii) the two hundred and fifty thousand (250,000) shares issued to the Claimant pursuant to the Agreement should be returned to the Company and cancelled due to Claimant’s failure to provide consulting services.

On January 21 and 22, 2006, the Company was involved in the arbitration at the offices of the International Centre for Dispute Resolution (“ICDR”) in Los Angeles, California.

On February 16, 2006, the ICDR provided the Company with a copy of the Award of Arbitrator (“AA”) which concluded the following:

1.	Giving due consideration to the fact that the Agreement was drafted by the Claimant, it was determined to be so ambiguous, vague and flawed as to be unenforceble and therefore null and void;

2.

Although the Agreement contained inter alia (a) an ‘integration’ provision and (b) an ‘attorneys fees’ provision, since the Agreement was determined to be null and void, neither of these provisions were held as having any force or effect;

3.

To the extent that the parties abandoned and/or ignored the Agreement, and dealt with one another ‘outside’ of the Agreement, their inconclusive and abortive attempts to reach a new and different agreement were unsuccesful and did not result in the formation of a new and enforceable contract; and

4.

To the extent that any services were rendered by either party, same were not those contemplated by the Agreement and, in the absence of an enforceable agreement, were nominal at best, and of no value, therefore there could be no recovery based on quantum meruit.

In addition, the AA concluded that:

1.	The Claimant was not entitled to anything in respect to its claims against the Company;

2.

The Company was not entitled to anyting in respect to its claims againts the Claimant, with the exception that the Company was entitled to cancel and rescind the issuance to Claimant of the shares of its common stock that were represented by Certificate Number 2473 for 250,000 shares dated December 6, 2002, since such shares were issued pursuant to an ambiguous and unenforceable agreement without adequate or proper consideration. The Claimant was ordered and directed to return said certificate to the Company for cancellation no later than April 1, 2006; and

3.	Each party was caused to bear its own attorney fees and costs incurred in connection with the arbitration.

Finally the ICDR confirmed that the award was in full settlement of all claims and counterclaims asserted in the arbitartion, and any claim or counterclaim not specifically granted was denied.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MangaPets, Inc.

By: /s/ Roderick Shand                                         February 23, 2006

Name: Roderick Shand

Title: Chief Executive Officer